FOR IMMEDIATE RELEASE

Contact:  George Bilek
847-827-9880

JUNO LIGHTING, INC.
ANNOUNCES STRONG FOURTH QUARTER AND FULL YEAR RESULTS

Des Plaines, IL, January 24, 2005... Juno Lighting, Inc. (NASDAQ-JUNO) announced that for the quarter ended November 30, 2004 sales increased 16.0% to $63,825,000 compared to fourth quarter 2003 sales of $55,029,000 as the Company achieved solid growth in all distribution channels. Operating earnings for the fourth quarter of 2004 increased 12.8% to $13,019020,000 compared to $11,546,000 for the prior year's fourth quarter. as extraordinary inflation in rRaw material inflations resulted in approximately $1,180,001.20 million of margin compression compared to the fourth quarter of 2003.over and above the positive impact of the May 2004 price increase. Net income available to common shareholders for the fourth quarter of 2004 was approximately $2,272,000 ($0.82 per common share on a basic and $0.75 on a diluted basis), compared to net income available to common shareholders of $1,64129,000 ($0.64 per common share on a basic and $0.63 on a diluted basis) for the like period in 2003.

Sales for the full fiscal year 2004 increased 20.6% to $241,965,000 compared to $200,566,000 for the like period in 2003 with sales increases noted across all brands and in every market served by Juno. Operating earnings for fiscal 2004 increased 27.3% to $50,401,000 compared to $39,602,000 for fiscal 2003 as leverage from significant sales growth and continued productivity gains from operations allowed the Company to partially offset raw material price increases of approximately $1.6 million and maintain its margin levelinflation. However, since the Company continues to experience increased prices for its raw materials, and in particular steel and aluminum, it has implemented a price increase of approximately 7% across all major brands effective December 1, 2004. Net income available to common shareholders for 2004 was approximately $3,606,000 ($1.34 per common share on a basic and $1.26 on a diluted basis), compared to net income available to common shareholders of $5,35215,000 ($2.109 per common share on a basic and diluted basis) for the like period in 2003.

As a result of the refinancing of the Company's Senior Credit Facility completed in July 2004 and related matters, one-time charges of approximately $11,809,000 were recorded in the twelve month period ended November 30, 2004. One-time charges related to the previously existing credit facility include a $3,965,000 non-cash charge to write-off unamortized financing costs associated with the retired credit facility and the payment of a $7,422,000 call premium. Excluding these one-time charges, earnings per share would have been $2.70 on a basic and $2.53 on a diluted basis for the twelve months ended November 30, 2004.

President & CEO Tracy Bilbrough commented: "We are pleased to report our sixth consecutive quarter of double-digit organic sales growth. Despite the extraordinary raw material inflation, especially in metals, that we experienced in 2004, our continued focus on productivity in our operations, on launching profitable new products, and on achieving strong sales growth has allowed us to deliver an over 27% increase in our full year operating earnings".

The Company will conduct a conference call on January 24, 2005 at 3:30 p.m. Central Standard Time. Those interested may listen to the call by dialing 888-730-9137, pass code "JUNO" and leader "George Bilek". A replay of the conference call will be available from 6:00 PM (Central) January 24, 2005 to 5:00 PM January 31, 2005 by dialing (866) 463-2180 (U.S.) and (203) 369-1377 (Int'l), pass code 54231.

Juno Lighting, Inc. is a leader in the design, manufacturing, and marketing of lighting fixtures for commercial and residential use. This press release contains various forward-looking statements that are not statements of historical events. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary materially from those stated, indicated or expected. Such risks and uncertainties include: economic conditions generally, levels of construction and remodeling activities, our ability to improve manufacturing efficiencies, disruptions in manufacturing or distribution, product and price competition, raw material prices, our ability to develop and successfully introduce new products, consumer acceptance of such new products, the ability of our new products to perform as designed when utilized by consumers, technology changes, patent issues, exchange rate fluctuations, and other risks and uncertainties. Juno undertakes no obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	(in thousands except for share amounts)
	Three Months Ended			Twelve Months Ended

	Nov. 30	Nov. 30		Nov. 30	Nov. 30
	2004	2003		2004	2003

Net sales	$63,825	$55,029		$241,965	$200,566
Cost of sales	32,532	27,364		121,091	99,933

Gross profit	31,293	27,665		120,874	100,633
Selling, general and administrative expenses	18,273	16,119		70,473	61,031

Operating income	13,020	11,546		50,401	39,602

Other income (expense):
Interest expense	(3,360)	(3,683)		(14,861)	(15,605)
Senior subordinated note call premium	-	-		(7,422)	-
Write off of remaining deferred financing fees
on retired debt	-	-		(3,965)	-
Unrealized gain (loss) on interest rate swap	-	227		(358)	422
Gain on foreign currency translation	1,683	-		1,683	-
Miscellaneous	32	20		201	205

Total other (expense)	(1,645)	(3,436)		(24,722)	(14,978)

Income before taxes on income	11,375	8,110		25,679	24,624
Taxes on income	4,046	2,843		9,510	7,693

Net income	7,329	5,267		16,169	16,931
Less: preferred dividends	5,057	3,638		12,563	11,616

Net income available to common shareholders	$2,272	$1,629		$3,606	$5,315

Net income per common share (A)
Basic	$.82	$.64	(A)	$1.34	$2.09	(A)
Diluted	$.75	$.63	(A)	$1.26	$2.09	(A)

Average number of outstanding shares
Basic	2,786,586	2,565,614		2,682,786	2,545,298
Diluted	3,014,890	2,574,329		2,865,620	2,545,298

EBITDA (B)	13,923	13,221		54,786	46,099

(A	)

Net Income per common share is reported in compliance with EITF 03-06, effective for quarters ending after June 30, 2004. Prior period net income per share amounts have been restated in accordance with EITF 03-06 resulting in reductions of previously reported net income per share for the fourth quarter of 2003 of $0.25 on a basic and and $0.26 on a diluted basis and for the twelve months ended November 30, 2003 of $0.012 per share on a basic and diluted basis.

(B	)

EBITDA represents earnings before (a) taxes on income, (b) interest expense, (c) interest, dividend, and other miscellaneous income, (d) depreciation and amortization, (e) deferred compensation and (f) other non-cash charges. The non-cash charges referred to in the above reconciliation primarily related to the amortization of a step up in the inventory value of an acquired subsidiary. EBITDA is not a calculation prepared in accordance with generally accepted accounting principles and, because all companies do not calculate EBITDA identically, the presentation of EBITDA herein is not necessarily comparable to similarly entitled measures of other companies. The reconciliation of EBITDA is set forth in the table below. Additionally, EBITDA is not intended to represent and should not be considered more meaningful than, or an alternative to, measures of operating performance as determined in accordance with generally accepted accounting principles. However, EBITDA data are included because management understands that such information is considered by certain investors as an additional basis on which to evaluate Juno's ability to pay interest, repay debt and make capital expenditures. We also use EBITDA as an integral part of internal reporting to evaluate management team performance and to monitor compliance with certain financial covenants in our credit agreements.

EBITDA reconciliation (unaudited)
Three Months Ended			Twelve Months Ended

(In thousands)	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,
2004		2003	2004	2003

Net income	$7,329	$5,267	$16,169	$16,931

Add back (subtract):
Income taxes	4,046	2,843	9,510	7,693
Interest expense (YTD 2004 amount includes write-off of
Deferred financing costs and sub-debt call premium
totaling $11,387)	3,360	3,683	26,248	15,605
Loss (gain) on interest rate swap	-	(227)	358	(422)
Gain on foreign currency translation	(1,683)	-	(1,683)	-
Interest, r and oyalty and miscellaneous income	(32)	(20)	(201)	(205)
Depreciation and amortization	895	1,562	4,377	5,935
Deferred compensation and other non-cash charges	8	113	8	562

EBITDA	$13,923	$13,221	$54,786	$46,099

Earnings per share reconciliation (unaudited)
Three Months Ended			Twelve Months Ended

(In thousands except share amounts)	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,
2004		2003	2004	2003

One-time charges, net of estimated taxes of $4,498	-	-	$7,311	-
Basic earnings per share:
Net income as reported	$7,329	$5,267	$16,169	$16,931
One time charges	-	-	7,311	-

Net income before certain one-time charges	$7,6329,302	$5,267	$23,480	$16,931

Shares outstanding basic:
Common	2,786,586	2,565,614	2,682,786	2,545,298
Preferred shares as converted	6,202,004	5,727,930	6,020,840	5,562,097

Total shares outstanding basic	8,988,590	8,293,544	8,703,626	8,107,395

Earnings per share as reported basic	$0.82	$0.64	$1.34	$2.1009
Per share impact of one-time charges basic	-	-	1.356	-

Earnings per share before certain one-time charges basic	$0.82	$0.64	$2.70	$2.1009

Earnings per share reconciliation (unaudited) CONTINUED
	Three Months Ended		Twelve Months Ended

(In thousands except share amounts)	Nov. 30,	Nov. 30,	Nov. 30,	Nov. 30,
	2004	2003	2004	2003

Diluted earnings per share:
Net income as reported	$7,329	$5,267	$16,169	$16,931
One-time charges	-	-	7,311	-

Net income before certain one-time charges	$6,3027,329	$5,267	$23,480	$16,931

Average shares outstanding:
Common	2,786,586	2,565,614	2,682,786	2,545,298
Preferred shares as converted	6,202,004	5,727,930	6,020,840	5,562,097

Total average shares outstanding	8,988,590	8,293,544	8,703,626	8,107,395

Earnings per share before certain one-time charges	$0.82	$0.643	$2.70	$2.1009
Net Income attributable to common shares	$2,272	$1,64129	$7,237	$5,3152

Average common shares outstanding diluted	3,014,890	2,574,329	2,865,620	2,545,298

Earnings per share as reported diluted	$0.75	$0.643	$1.26	$2.1009
Per share impact of one-time charges diluted	-	-	1.27	-

Earnings per share before certain one-time charges diluted	$0.75	$0.643	$2.53	$2.1009

Earnings per share before certain one-time charges has been presented because management believes that it is important for investors to understand the operating earnings of the business excluding charges related to the refinancing of company debt and changes to its capital structure.

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(in thousands)
	November 30,	November 30,
	2004	2003

	(Unaudited)
Assets
Current assets:
Cash	$2,362	$1,702
Accounts receivable, less customer allowances of $1,060
and $990	42,350	38,871
Inventories	27,049	21,972
Prepaid expenses and other current assets	4,161	5,403

Total current assets	75,922	67,948

Property and equipment, net	40,202	41,142

Other assets:
Goodwill	18,690	15,083
Intangibles, net of accumulated amortization of $1,796
and $7,002	5,125	7,546
Miscellaneous other assets	419	245

Total other assets	24,234	22,874

Total assets	$140,358	$131,964

Liabilities and stockholders' deficit
Current liabilities:
Accounts payable	$17,019	$12,258
Accrued liabilities	16,420	18,681
Short term borrowings	2,500	5,700
Current maturities of long-term debt	1,650	2,919

Total current liabilities	37,589	39,558

Long-term debt, less current maturities	194,438	144,734

Deferred income taxes payable	4,027	3,116

Preferred dividend payable	6,428	-
Commitments and contingencies
Redeemable preferred stock, series A and B convertible $.001 par value; $100 stated value; 5,000,000 shares
authorized and 1,063,500 shares issued, stated at redemption value	116,876	151,847

Stockholders' deficit
Common stock, $.001 par value;
Shares authorized 45,000,000;
Issued 2,761,460 and 2,582,939	3	3
Paid-in capital	1,305	1,726
Accumulated other comprehensive income	560	1,312
Stockholder note receivable	(200)	(200)
Accumulated deficit	(220,668)	(210,132)

Total stockholders' deficit	(219,000)	(207,291)

Total liabilities, redeemable preferred stock and stockholders' deficit	$140,358	$131,964

JUNO LIGHTING, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	(in thousands)
	Twelve Months Ended

	Nov. 30,	Nov. 30,
	2004	2003

Cash flows provided by operating activities:

Net income	$165,169142	$16,931
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,153	5,935
Unrealized loss (gain) on interest rate swap	358	(422)
Increase in allowances	70	64
Deferred income taxes	(845106)	270
Deferred compensation	8	-
Write-off of remaining deferred financing fees on retired debt and discount on retired subordinated debt	4,565	-
Tax benefit on stock options exercised	457	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(3,575)	(6,710)
(Increase) decrease in inventories	(5,104)	898
Decrease (increase) in prepaid expenses and miscellaneous	7701,608	(1,077)
(Increase) in other assets	(21,058)	340
Increase in accounts payable and accrued liabilities	2,600	1,979

Net cash provided by operating activities	21,357	18,208

Cash flows used in investing activities:
Capital expenditures	(2,702)	(3,178)
Acquisition of Alfa Lighting	(3,103)	(2,138)

Net cash used in investing activities	(5,805)	(5,316)

Cash flows used in financing activities:
Principal payments on long-term debt, including the revolver and bank debt	(218,688)	(84,630)
Proceeds from bank debt, including the revolver	261,904	71,550
Debt refinancing costs	(2,716)	-
Dividends paid	(59,945)	-
Proceeds from issuances of common stock	331	245
Proceeds from exercise of stock options	3,480	424

Net cash used in financing activities	(15,634)	(12,411)

Effect of exchange rate changes on cash	742	-

Net increase in cash	660	481

Cash at beginning of period	1,702	1,221

Cash at end of period	$2,362	$1,702

Supplemental disclosures of cash flow information:

Cash paid during the period for:
Interest	$20,419	$15,733
Income taxes	10,078	9,254